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            EXHIBIT 23  CONSENT OF CROWE, CHIZEK AND COMPANY LLP




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                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------




We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333) pertaining to the Security Federal Bank 401(k) Profit Sharing Plan of our report dated July 29, 1999 with respect to the consolidated financial statements of Security Federal Bank as of June 30, 1999 and 1998, and for each of the years in the two-year period ended June 30, 1999.



                                          /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
January 18, 2000



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January 18, 2000



Crowe, Chizek and Company LLP
One Mid America Plaza
P.O. Box 3697
Oak Brook, Illinois 60522-3697


In connection with your audit of the consolidated financial statements of Security Federal Bank, a Federal Savings Bank (the Bank) as of June 30, 1999 and for the year then ended for the purpose of expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Bank in conformity with generally accepted accounting principles, we confirm, to the best of our knowledge and belief, that the representations previously made to you in our letter dated July 29, 1999 are still valid. This includes the statement that no events have occurred subsequent to the balance sheet date that would require adjustments to, or disclosure in, the financial statements.




                                           /s/ John P. Hyland
                                           -------------------------------------
                                           John P. Hyland
                                           President and Chief Executive Officer





                                           /s/ James H. Foglesong
                                           -------------------------------------
                                           James H. Foglesong
                                           Executive Vice President
                                           Chief Financial Officer